                                                                   EXHIBIT 99.1


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK


In re                                                Chapter 11

LODGIAN, INC., et al.,                               Case No. 01-16345 (BRL)

                                 Debtors.            (Jointly Administered)




FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER UNDER 11 U.S.C. SS. 1129(A) AND
   (B) AND FED. R. BANKR. P. 3020 CONFIRMING THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF LODGIAN, INC., ET AL., (OTHER THAN THE CCA DEBTORS), TOGETHER
  WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS UNDER CHAPTER 11 OF THE
                                BANKRUPTCY CODE

                               TABLE OF CONTENTS

                                                                                                                PAGE
INTRODUCTION......................................................................................................1

DISCLOSURE STATEMENT AND SOLICITATION.............................................................................2

PLAN CONFIRMATION.................................................................................................4

FINDINGS OF FACT AND CONCLUSIONS OF LAW...........................................................................5

(A)      Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157(b)(2), 1334(a)).....................5

(B)      Judicial Notice..........................................................................................5

(C)      Burden of Proof..........................................................................................5

(D)      Transmittal and Mailing of Materials; Notice.............................................................6

(E)      Voting...................................................................................................6

(F)      Classes deemed to have accepted the Plan.................................................................6

(G)      Classes deemed to have rejected the Plan.................................................................6

(H)      Plan Compliance with Bankruptcy Code (11 U.S.C. ss. 1129(a)(1))..........................................6

         (1)      Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(1)).......................................6

         (2)      Specified Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)).........................................7

         (3)      Specified Treatment of Impaired Classes (11 U.S.C. ss. 1123(a)(3))..............................7

         (4)      No Discrimination (11 U.S.C. ss. 1123(a)(4))....................................................7

         (5)      Implementation of Plan (11 U.S.C. ss. 1123(a)(5))...............................................8

         (6)      Non-Voting Equity Securities (11 U.S.C. ss. 1123(a)(6)).........................................8

         (7)      Designation of Directors (11 U.S.C. ss. 1123(a)(7)).............................................8

         (8)      Additional Plan Provisions (11 U.S.C. ss. 1123(b))..............................................9

         (9)      Bankruptcy Rule 3016(a).........................................................................9

(I)      Debtors' Compliance with Bankruptcy Code (11 U.S.C. ss. 1129(a)(2))......................................9

(J)      Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3))...................................................9

(K)      Payments for Services or Costs and Expenses (11 U.S.C. ss. 1129(a)(4))..................................10

(L)      Directors, Officers, and Insiders (11 U.S.C. ss. 1129(a)(5))............................................10

(M)      No Rate Changes (11 U.S.C. ss. 1129(a)(6))..............................................................10

(N)      Best Interests of Creditors (11 U.S.C. ss. 1129(a)(7))..................................................10

(O)      Acceptance of Certain Classes (11 U.S.C. ss. 1129(a)(8))................................................11

(P)      Treatment of Administrative and Tax Claims (11 U.S.C. ss. 1129(a)(9))...................................11

                               TABLE OF CONTENTS
                                  (CONTINUED)


(Q)      Treatment of Secured Tax Claims.........................................................................12

(R)      Acceptance By Impaired Classes (11 U.S.C. ss. 1129(a)(10))..............................................12

(S)      Feasibility (11 U.S.C. ss. 1129(a)(11)).................................................................13

(T)      Payment of Fees (11 U.S.C. ss. 1129(a)(12)).............................................................13

(U)      Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13))............................................13

(V)      Fair and Equitable; No Unfair Discrimination (11 U.S.C. ss. 1129(b))....................................13

(W)      Principal Purpose of the Plan (11 U.S.C. ss. 1129(d))...................................................14

(X)      Modifications to the Plan...............................................................................14

(Y)      Good Faith Solicitation (11 U.S.C. ss. 1125(e)).........................................................14

(Z)      Assumption and Rejection................................................................................15

(AA)     Class 4 Compromise......................................................................................15

(BB)     Satisfaction of Confirmation Requirements...............................................................16

(CC)     Retention of Jurisdiction...............................................................................16

DECREES..........................................................................................................17

1.       Confirmation............................................................................................17

2.       Amendments..............................................................................................17

3.       Objections..............................................................................................17

4.       Plan Classification Controlling.........................................................................17

5.       Binding Effect..........................................................................................18

6.       Vesting of Assets (11 U.S.C. ss. 1141(b) and (c)).......................................................18

7.       Assumption or Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. ss. 1123(b)(2))..........19

8.       Bar Date for Rejection Damage Claims....................................................................19

9.       General Authorizations..................................................................................20

10.      Authorization in connection with Exit Financing Agreements..............................................20

         (a)      Impac Hotel Group, LLC.........................................................................20

         (b)      Servico Operations Corp........................................................................21

         (c)      Lodgian Financing Corp.........................................................................21

11.      Authorization to enter into certain Stipulations........................................................21

                               TABLE OF CONTENTS
                                  (CONTINUED)

12.      Authorization of Liquidating Debtors....................................................................22

13.      Lennar Debtors..........................................................................................22

14.      Corporate Action........................................................................................23

15.      Issuance of New Securities..............................................................................23

16.      Securities Laws Exemption...............................................................................23

17.      DIP Financing Facility..................................................................................23

18.      Exit Financing Agreements...............................................................................24

19.      Plan Supplement.........................................................................................25

20.      Governmental Approvals Not Required.....................................................................25

21.      Exemption From Certain Taxes............................................................................26

22.      Distributions...........................................................................................26

23.      Waiver of Subordination.................................................................................27

24.      Final Fee Applications..................................................................................28

25.      Discharge of Claims and Termination of Equity Interests.................................................28

26.      Discharge of Debtors....................................................................................29

27.      Indenture Trustees' Fees and Expenses...................................................................29

28.      Survival of Corporate Indemnitees.......................................................................29

29.      Releases, Exculpations, and Injunctions.................................................................30

30.      Termination of Injunctions and Automatic Stay...........................................................30

31.      Disallowance of Adequate Protection Claims..............................................................30

32.      Termination of Adequate Protection Liens................................................................30

33.      Cancellation of Existing Securities and Agreements......................................................31

34.      Chilmark Fees...........................................................................................31

35.      Evercore Fees...........................................................................................31

36.      Nonoccurrence of Effective Date.........................................................................32

37.      Notice of Entry of Confirmation Order...................................................................32

38.      Notice of Effective Date................................................................................33

39.      Authorization to File Conformed Plan....................................................................33

40.      Binding Effect..........................................................................................33

                               TABLE OF CONTENTS
                                  (CONTINUED)

41.      Severability............................................................................................33

42.      Conflicts Between Order and Plan........................................................................33

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK


In re                                                 Chapter 11

LODGIAN, INC., et al.,                                Case No. 01-16345 (BRL)

                                     Debtors.         (Jointly Administered)


FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER UNDER 11 U.S.C. SS. 1129(A) AND
   (B) AND FED. R. BANKR. P. 3020 CONFIRMING THE FIRST AMENDED JOINT PLAN OF REORGANIZATION OF LODGIAN, INC., ET AL., (OTHER THAN THE CCA DEBTORS), TOGETHER
  WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS UNDER CHAPTER 11 OF THE
                                BANKRUPTCY CODE


                                  INTRODUCTION

                  Lodgian, Inc. and certain of its direct and indirect subsidiaries (other than the CCA Debtors(1)), as debtors and debtors in possession (collectively, "Lodgian" or the "Debtors")(2) in the above-captioned chapter 11 cases (the "Chapter 11 Cases") and the Official Committee of Unsecured Creditors (the "Committee" and, together with the Debtors, the "Plan Proponents") have proposed the Joint Plan Of Reorganization Of Lodgian, Inc., et al., (Other Than The CCA Debtors), Together With The Official Committee Of Unsecured Creditors Under Chapter 11 Of The Bankruptcy Code, dated as of September 25, 2002 (the "Initial Plan"), as modified by that certain First Amended Joint Plan Of Reorganization Of Lodgian, Inc., et al., (Other Than The CCA Debtors), Together With The Official Committee Of Unsecured Creditors Under Chapter


---------
(1)      Impac Hotels II, L.L.C. and Impac Hotels III, L.L.C.

(2) The Confirmation Hearing with respect to the Debtor Raleigh-Downtown Enterprises, Inc. (Case No. 01-16405) is being adjourned. Accordingly, this Order shall not apply to Raleigh-Downtown Enterprises, Inc.'s Chapter 11 Case.

11 Of The Bankruptcy Code, dated as of November 1, 2002 a true and correct copy of which is annexed hereto as Exhibit "A" (as amended, the "Plan").(3)

                     DISCLOSURE STATEMENT AND SOLICITATION

                  After hearings held on September 24, 2002 and September 26, 2002 (together, the "Disclosure Statement Hearing"), the Disclosure Statement in support of the Plan, dated as of September 25, 2002 (as transmitted to parties in interest, the "Disclosure Statement") was approved by an order this Court(4) as containing "adequate information" pursuant to section 1125 of the Bankruptcy Code (the "Disclosure Statement Approval Order").

                  On or before October 8, 2002, the Debtors having mailed or caused to be mailed, by first class mail, the solicitation packages (the "Solicitation Packages") containing copies of, inter alia, (1) the Disclosure Statement Approval Order, (2) the Disclosure Statement Approval Notice, setting forth, among other things, (a) notice of entry of the Disclosure Statement Approval Order, (b) the Voting Deadline for the submission of Ballots to accept or reject the Plan, (c) the time fixed for filing objections to confirmation of the Plan, and (iv) the time, date and place of the Confirmation Hearing, (3) a Ballot or Notice of Non-Voting Status, as applicable, and (4) the approved form of the Disclosure Statement (together with the Plan annexed thereto as Exhibit "A") to (i) the parties in interest listed on the Master Service List (as defined in this Court's Order Establishing Notice Procedures, dated December 21, 2001),


---------
(3) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan and/or the Disclosure Statement Approval Order. Any capitalized term not defined in the Plan, the Disclosure Statement Approval Order, or this Confirmation Order, but is used in title 11 of the United States Code, as amended (the "Bankruptcy Code") or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

(4) This Court entered an order approving the Disclosure Statement on September 26, 2002 and a Corrected Order on October 2, 2002, to reflect a revised address to which administrative proofs of claim should be mailed.

(ii) attorneys for the Committee, (iii) the U.S. Trustee, (iv) all persons or entities that filed proofs of claim on or before the date of the Disclosure Statement Notice, except to the extent that a claim was paid pursuant to, or expunged by, prior order of this Court, (v) all persons or entities listed in the Debtors' Schedules as holding liquidated, noncontingent, and undisputed claims in an amount greater than zero, (vi) the transfer agent(s) and registered holders of the Debtors' Class 4 senior subordinated note claims, Class 7 CRESTS claims, and Class 8 Equity Interests, (vii) all other parties in interest that have filed a request for notice pursuant to Bankruptcy Rule 2002 in the Debtors' chapter 11 cases, (viii) the Securities and Exchange Commission, (ix) the Internal Revenue Service, (x) the Department of Justice,
(xi) the Pension Benefit Guaranty Corporation, and (xii) any entity that has filed with the Court a notice of transfer of a claim under Bankruptcy Rule 3001(e) prior to date of the Disclosure Statement Notice, and (xiii) any other known holders of claims against the Debtors.

                  The Debtors filed the certificates of publication of Gary Morris, Advertising Clerk of the Publisher of The Wall Street Journal sworn to on September 5, 2002; Cathy Zike, Principal Clerk of the Publisher of The New York Times, sworn to on September 18, 2002; and Cheryl Rothlein, Principal Clerk of USA Today, sworn to on August 29, 2002, attesting to the fact that notice of the Confirmation Hearing was published on August 26, 2002 in accordance with this Court's scheduling order dated August 21, 2002.

                  The Debtors filed the Declaration of Debra L. Reyes Certifying the Acceptances and Rejections of the Plan, sworn to on November 4, 2002, (the "Reyes Affidavit") attesting and certifying the method and results of the ballot tabulation for the Classes of Claims entitled to vote to accept or reject the Plan (the "Voting Report").

                               PLAN CONFIRMATION

                  Six (6) objections or purported objections to confirmation of the Plan were timely filed and served (the "Objections"). Five (5) of the Objections have been withdrawn or resolved on the terms and conditions described on the record of the Confirmation Hearing (collectively, the "Resolved Objections"), and the remaining Limited Objection of PCG/Macon Investment Corp. and PCG Development Partners L.L.C. dated October 28, 2002 (the "PCG Objection") is overruled on the merits pursuant to this Confirmation Order.

                  The Debtors filed (i) a memorandum of law in support of confirmation of the Plan dated November 1, 2002 (the "Confirmation Memorandum"), (ii) the Plan Supplement dated October 23, 2002 (as may be amended, the "Plan Supplement"); (iii) a response to the PCG Objection dated November 4, 2002 (the "Response"); (iv) the Declaration of David Hawthorne in Support of Confirmation of Plan dated November 1, 2002 (the "Hawthorne Affidavit"); and (v) the Declaration of Matthew Rosenberg of Chilmark Partners LP in Support of Confirmation of the Plan dated November 1, 2002 (the "Chilmark Affidavit", and together with the Hawthorne Affidavit and Reyes Affidavit, the "Confirmation Affidavits").

                  The provisions of the Plan are amended to reflect the various amendments to the Plan all as set forth in the various modifications filed with this Court and by the Plan Proponents on the record at the Confirmation Hearing.

                  The Plan is a separate plan for each Debtor's estate. Accordingly, the provisions of the Plan, including without limitation the definitions and distributions to creditors and equity interest holders, shall apply to the respective assets of, claims against, and equity interests in, such Debtor's separate estate.

                  Based upon the Bankruptcy Court's review of the Disclosure Statement, Plan, Plan Supplement, Voting Report, Confirmation Affidavits, Response, and Confirmation

Memorandum; and upon (a) all the evidence proffered or adduced at, memoranda and Objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing, and (b) the entire record of these Chapter 11 Cases; and after due deliberation thereon and good cause appearing therefore,

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:(5)

                  (A) Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157(b)(2), 1334(a)). This Bankruptcy Court has jurisdiction over these cases pursuaNt to sections 157 and 1334 of title 28 of the United States Code. Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(L), and this Bankruptcy Court has exclusive jurisdiction to determine whetheR the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

                  (B) Judicial Notice. This Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases, including, but not limited to, the hearings to consider the adequacy of the Disclosure Statement.

                  (C) Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence.


---------
(5) Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

                  (D) Transmittal and Mailing of Materials; Notice. The Disclosure Statement, the Plan, the Ballots or Notice of Non-Voting Status, as the case may be, the Disclosure Statement Approval Order, and the Disclosure Statement Approval Notice, which were transmitted and served as set forth in the Reyes Affidavit, shall be deemed to have been transmitted and served in compliance with the Disclosure Statement Approval Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient, and no other or further notice is or shall be required.

                  (E) Voting. Votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Approval Order, and industry practice.

                  (F) Classes deemed to have accepted the Plan. Classes 2, 9 (Lodgian Subclasses) and 10-C are unimpaired and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

                  (G) Classes deemed to have rejected the Plan. Classes 3 (Liquidating Subclasses), 9 (Liquidating Subclasses), and 11 will not receive any property under the Plan and, with respect to Class 8, will not receive any property from the Debtors under the Plan, and therefore are all deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

                  (H) Plan Compliance with Bankruptcy Code (11 U.S.C. ss. 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

                           (1) Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(1)). In addition to the Administrative Expense Claims (consisting of Claims under the headings Compensation and Reimbursement Claims, DIP Financing Facility Claims and Indenture

         Trustee Claims) and Priority Tax Claims listed in Section 2 of the Plan, which need not be designated, the Plan designates 10 Classes of Claims and Equity Interests.(6) Each Secured Claim, General Unsecured Claim, Debtor Owned Old Subsidiary Equity Interest, and Third Party Old Subsidiary Equity Interest shall be deemed to be separately classified in a subclass of Classes 1, 3, 9 and 10, respectively, and shall have all rights associated with separate classification under the Bankruptcy Code. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                           (2) Specified Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)). Section 4 of the Plan specifies that Classes 2, 9 (Lodgian Subclasses), and 10-C are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

                           (3) Specified Treatment of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Section 4 of the Plan designates Classes 1, 3, 4, 5, 7, 8, 9 (Liquidating Subclasses), 10-A, 10-B, 10-D and 11 as impaired and specifies the treatment of Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                           (4)      No Discrimination (11 U.S.C. ss.
         1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less


---------
(6) The Plan excludes the designation of Classes 6 and 6A which are expressly reserved and do not provide for any treatment of Claims or Equity Interests under the Plan.

         favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

                           (5) Implementation of Plan (11 U.S.C. ss. 1123(a)(5)). The Plan provides adequate and proper means for the Plan's implementation, including, among other things, (i) the Exit Financing Agreements; (ii) the issuance of Plan Securities; (iii) the execution and delivery of Warrant Agreements; (iv) the waiver of subordination rights; (v) the execution and delivery of Registration Rights Agreement; (v) the listing of the Plan Securities; (vi) the adoption and implementation of the New Equity Incentive Plan; (vii) the cancellation of existing securities, instruments, and other documentation; (viii) the selection of directors and officers for the Reorganized Debtors, as disclosed on the Debtors' website; (ix) the amendment of the certificates of incorporation, bylaws and similar reorganizational documents; (x) the approval and implementation of the Class 4 Compromise; (xi) the issuance of Class 1 Amended Notes, the Subclass 1-H Note and the Subclass 1-O Note and the related financing documents; (xii) the liquidation and dissolution of the Liquidating Debtors; (xiii) the transfer of assets; and (ix) the establishment of new entities.

                           (6) Non-Voting Equity Securities (11 U.S.C. ss. 1123(a)(6)). Section 6.10 of the Plan provides that the Amended Organization Documents shall prohibit the issuance of nonvoting equity securities. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

                           (7) Designation of Directors (11 U.S.C. ss. 1123(a)(7)). Section 6.9 of the Plan contains provisions with respect to the manner of selection of directorS of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy in accordance with section 1123(a)(7).

                           (8) Additional Plan Provisions (11 U.S.C. ss. 1123(b)). The Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

                           (9) Bankruptcy Rule 3016(a). The Plan is dated and identifies the entities submitting it as the Plan Proponents, thereby satisfying Bankruptcy Rule 3016(a).

                  (I)      Debtors' Compliance with Bankruptcy Code (11
U.S.C. ss. 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

                           (i)      The Debtors are proper debtors under
                  section 109 of the Bankruptcy Code.

                           (ii) The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court.

                           (iii)    The Debtors have complied with the
                  applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Approval Order in transmitting the Plan, the Disclosure Statement, the Ballots or Notice of Non-Voting Status, as the case may be, and related documents in soliciting and tabulating votes on the Plan.

                  (J) Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3)). The Plan Proponents have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Plan Proponents' good faith is evident from the facts and records of these Chapter 11 Cases, the Disclosure Statement and the hearings thereon, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors' estates and to effectuate a successful reorganization of the Debtors, and with respect to the Liquidating Debtors, a successful wind-down.

                  (K) Payments for Services or Costs and Expenses (11 U.S.C. ss. 1129(a)(4)). Any payment made or to be made by any of the Debtors for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

                  (L) Directors, Officers, and Insiders (11 U.S.C. ss. 1129(a)(5)). The Plan proponents have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as initial directors or officers of the Reorganized Debtors and, to the extent necessary, the Liquidating Debtors after confirmation of the Plan have been fully disclosed in the Plan Supplement, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy. The identity of any insider that will be employed or retained by the Reorganized Debtors or the Liquidating Debtors and the nature of such insider's compensation have also been fully disclosed.

                  (M) No Rate Changes (11 U.S.C. ss. 1129(a)(6)). After confirmation of the Plan, the Debtors' businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

                  (N) Best Interests of Creditors (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analyses provided in the Disclosure Statement, Plan Supplement, the Confirmation Affidavits, and other evidence proffered or adduced at or prior to the Confirmation Hearing (a) are persuasive and credible, (b) have not been controverted by other evidence, and (c) establish that each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

                  (O) Acceptance of Certain Classes (11 U.S.C. ss. 1129(a)(8)). Classes 2, 9 (Lodgian Subclasses) and 10-C of the Plan are Classes of unimpaired Claims that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and the accepting Classes as set forth in the Reyes Affidavit have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code (the "Accepting Classes") and therefore satisfy section 1129(a)(8) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to (i) Classes 3 (Liquidating Subclasses), 9 (Liquidating Subclasses) and 11, which will not receive any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, (ii) Class 8, which will not receive any property from the Debtors under the Plan, and, therefore, is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and (iii) the Class 3 rejections against the Debtors Servico, Inc., McKnight Motel, Inc. and Servico Hotels I, Inc., as set forth in the Reyes Affidavit, (all of the foregoing, the "Rejecting Classes"), the Plan is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to the Rejecting Classes identified above.

                  (P) Treatment of Administrative and Tax Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Administrative Expense Claims and Priority Non-Tax Claims pursuant to Sections 2.1 and 4.2 of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims pursuant to Section 2.3 of the

Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. Allowed Priority Tax Claims only constitute unsecured Claims against the applicable Debtor's estate and the holder of such Allowed Priority Tax Claim shall not have any lien securing such Claim or otherwise be permitted to assert any other encumbrance against property of the applicable Debtor relating to such Claim. Except to the extent that a holder of an Allowed Priority Tax Claim and the applicable Debtor agree to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such Claim, payment in Cash of the Allowed Amount of such Claim over a period not exceeding six (6) years after the date of assessment of such Claim, with interest at a rate equal to the Federal Judgment Rate as of the Confirmation Date, payable monthly, in periodic payments having a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim. The treatment of Allowed Priority Tax Claims will be memorialized in a tax note (the "Tax Note"), substantially in the form annexed hereto as Exhibit "B", which shall be given to each holder of an Allowed Priority Tax Claim.

                  (Q) Treatment of Secured Tax Claims. In connection with any Allowed Secured Claim relating to a tax claim that is not an Allowed Priority Tax Claim and which is treated as a Secured Claim under Class 1-P of the Plan, except to the extent that a holder of such an Allowed Secured Claim and the applicable Debtor agree to a different treatment, each holder of such an Allowed Secured Claim shall receive a Tax Note pursuant to section 4.1 of the Plan.

                  (R) Acceptance By Impaired Classes (11 U.S.C. ss. 1129(a)(10)). At least one Class of Claims against each of the Debtors that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

                  (S) Feasibility (11 U.S.C. ss. 1129(a)(11)). The Disclosure Statement, Plan, Plan Supplement, Voting Report, Confirmation Affidavits, Response, Confirmation

Memorandum, and all evidence proffered or adduced at the Confirmation Hearing
(a) is persuasive and credible, (b) has not been controverted by other evidence, and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation (except with respect to the Liquidating Debtors), or the need for further financial reorganization, of the Reorganized Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

                  (T) Payment of Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Court on the Confirmation Date, have been paid or will be paid pursuant to Section 13.7 of the Plan on the Effective Date, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

                  (U) Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)). Section 13.1 of the Plan provides that, on and after the Effective Date, the Reorganized Debtors will continue to pay all "retiree benefits" (as defined in section 1114(a) of the Bankruptcy Code), at the level established pursuant to section 1114 of the Bankruptcy Code at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits. Thus, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

                  (V) Fair and Equitable; No Unfair Discrimination (11 U.S.C. ss. 1129(b)). Based upon the Confirmation Affidavits and the evidence proffered, adduced, or presented by the Debtors at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes as required by section 1129(b)(1) of the Bankruptcy Code. Thus, the Plan may be confirmed notwithstanding the Debtors' failure to satisfy section 1129(a)(8) of the Bankruptcy Code. Accordingly, upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of the Rejecting Classes.

                  (W) Principal Purpose of the Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

                  (X) Modifications to the Plan. The modifications to the Plan as set forth in the plan modifications filed with this Court and on the record at the Confirmation Hearing constitute technical changes and/or changes with respect to particular Claims by agreement with holders of such Claims, and do not materially adversely affect or change the treatment of any Claims or Equity Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

                  (Y) Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based on the record before the Bankruptcy Court in these Chapter 11 Cases, the Debtors and their directors, officers, employees, shareholders, members, agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in
Section 11.7 of the Plan.

                  (Z) Assumption and Rejection. Section 9 of the Plan governing the assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365(b) of the Bankruptcy Code. Pursuant to Section 9.2 of the Plan, except as may otherwise be agreed to by the parties, within thirty (30) days after the Confirmation Date, the Debtors file and serve a statement with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the applicable Debtor shall have fifteen (15) days from service to object to the cure amounts listed by the applicable Debtor. If there are any objections filed which are not resolved consensually by the applicable Debtor, then, upon request of the applicable Debtor, the Bankruptcy Court shall hold a hearing. Prior to and after the Effective Date, the applicable Debtor shall retain its right to reject any of its executory contracts or unexpired leases, including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors shall have the right to reject such executory contract or unexpired lease.

                  (AA) Class 4 Compromise. The Class 4 Compromise embodied in the Plan as a settlement of certain issues between the Debtors and the holders of the Senior Subordinated Notes Claims, including the amount of Allowed Senior Subordinated Notes Claims against each Senior Subordinated Notes Guarantor Debtor, the determination of the Debtors that are liable as Senior Subordinated Notes Guarantor Debtors, as well as the valuation of the Debtors on which recoveries on account of Allowed Claims and Allowed Equity Interests should be based, is hereby approved pursuant to Bankruptcy Rule 9019 as a fair, prudent, and reasonable compromise of the controversies resolved by such settlement and is binding upon all entities affected thereby.

                  (BB) Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

                  (CC) Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Section 12 of the Plan and section 1142 of the Bankruptcy Code.

                                    DECREES

                  NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED
THAT:

                  1. Confirmation. The Plan, as modified, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Supplement are incorporated by reference into and are an integral part of the Plan and this Confirmation Order.

                  2. Amendments. The modifications of the Plan as reflected on the record at the Confirmation Hearing meet the requirements of sections 1127(a) and (c), such modifications do not adversely change the treatment of the Claim of any creditor or Equity Interest of any equity security holder within the meaning of Bankruptcy Rule 3019, and no further solicitation or voting is required.

                  3. Objections. All Objections that have not been withdrawn, waived, or settled, and all reservations of rights pertaining to confirmation of the Plan included therein, are overruled on the merits.

                  4. Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes, and (c) shall not be binding on the Debtors (the Lodgian and Liquidating Debtors) or the Reorganized Debtors.

                  5. Binding Effect. The Plan and its provisions shall be binding upon the Debtors (the Lodgian and Liquidating Debtors), the Reorganized Debtors, the Disbursing Agent, the Committee, any entity acquiring or receiving property or a distribution under the Plan, and any holder of a Claim against or Equity Interest in the Debtors, including all governmental entities (including without limitation all taxing authorities), whether or not the Claim or Equity Interest of such holder is impaired under the Plan, whether or not the Claim or Equity Interest is Allowed, and whether or not such holder or entity has accepted the Plan.

                  6. Vesting of Assets (11 U.S.C. ss. 1141(b) and (c)). Pursuant to Section 11.1 of the Plan, except as otherwise provided in the Plan, each Debtor will, as a Reorganized Debtor or Liquidating Debtor, as applicable, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise expressly provided in the Plan, upon the Effective Date all property of the Debtors' estates shall vest in the Reorganized Debtors, or the Liquidating Debtors, as applicable, free and clear of all Claims, liens, encumbrances, charges, and other interests, and all such Claims, liens, encumbrances, charges, and other interests shall be extinguished. From and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property, and compromise or settle any Claims and Equity Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. From and after the Effective Date, each Liquidating Debtor shall continue in existence for the purpose of
(i) winding up their affairs, (ii) liquidating, by conversion to Cash or other methods, assets of their estates, (iii) enforcing and prosecuting of claims, interests, rights and privileges of the Liquidating Debtors without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order, (iv) administering this Plan, including, without limitation, objecting to Disputed Claims, and (v) filing appropriate tax returns.

                  7. Assumption or Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. ss. 1123(b)(2)). Except as otherwise provided for herein, pursuant to Section 9.1 of the Plan, on the Effective Date, all executory contracts and unexpired leases to which each Debtor is a party shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be assumed on the Schedule of Assumed Contracts set forth in the Plan Supplement, provided however, that the Debtors reserve the right to amend the Plan Supplement at any time on or before the Effective Date to amend the Schedule of Assumed Contracts to add or delete any executory contract or unexpired lease, thus providing for its assumption, assumption and assignment, or rejection; or (iii) is the subject of a separate motion to assume, assume and assign, or reject filed under section 365 of the Bankruptcy Code by the applicable Debtor on or before the Effective Date.

                  8.       Bar Date for Rejection Damage Claims. Pursuant to
Section 9.4 of the Plan, if the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 9.1 of the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is twenty (20) days after the Effective Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

                  9. General Authorizations. Each of the Debtors (the Lodgian and Liquidating Debtors) and the Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including without limitation any notes or securities issued pursuant to the Plan. The Debtors (the Lodgian and Liquidating Debtors) and the Reorganized Debtors and their respective directors, officers, members, agents, and attorneys, are authorized and empowered to issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the documents contained in the Plan Supplement, as modified, amended, and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate, and consummate the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, and any release, amendment, or restatement of any bylaws, certificates of incorporation, or other organization documents of the Debtors, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Court, and any or all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

                  10. Authorization in connection with Exit Financing Agreements. Without limitation on the general authorizations provided for in this Order and the Plan, each of the

Lodgian Debtors and the Reorganized Debtors are authorized to take all actions necessary or desirable in furtherance of the consummation and implementation of the Exit Financing Agreements, including without limitation, as follows:

                  (a) Impac Hotel Group, LLC. Impac Hotel Group, LLC is authorized to create Impac Hotel Group Mezzanine, LLC ("Impac Mezzanine") and to transfer to Impac Mezzanine 100% of the equity interest in Dedham Beverage Management, Inc. and Impac SPE #3, Inc. and all of Impac Hotel Group, LLC's 99% equity interest in the Debtor Dedham Lodging Associates I, L.P. in exchange for the equity interest in Impac Mezzanine, as set forth on Schedule A-1 hereto.

                  (b) Servico Operations Corp. Servico Operations Corp., a non-debtor, is authorized to create Servico Operations Mezzanine, LLC ("Servico Mezzanine") and transfer to Servico Mezzanine 100% of the equity interests in the following Debtors: Island Motel Enterprises, Inc., Lodgian AMI, Inc., Penmoco, Inc., and Servico Lansing, Inc., and the equity interest in the non-debtor Servico Columbia II, Inc. in exchange for the equity interest in Servico Mezzanine, as set forth on Schedule A-2 hereto.

                  (c) Lodgian Financing Corp. Lodgian Financing Corp. is authorized to create Lodgian Financing Mezzanine, LLC ("Lodgian Mezzanine", and together with Impac Mezzanine and Servico Mezzanine, the "Mezzanine Borrowers") and to transfer to Impac Mezzanine all of the equity interests as set forth on Schedule A-3 hereto. Further, Lodgian Mezzanine is authorized to create two entities: Lodgian Hartford Property Owner, LLC ("Lodgian Hartford") and Lodgian Memphis Property Owner, LLC ("Lodgian Memphis"). Lodgian Mezzanine is authorized to cause (i) Debtor AMI Operating Partners, L.P. to transfer its interest in the Holiday Inn East Hartford, together with its interest in all related contracts, licenses and personal property, to Lodgian Hartford, and
(ii) Debtor Impac Hotels I, L.L.C. to transfer its interest in the

Memphis French Quarter Suites to Lodgian Memphis. Such property interest shall be deemed to have been transferred to Lodgian Mezzanine and contributed to Lodgian Mezzanine to Lodgian Hartford, and Lodgian Memphis.

                  11. Authorization to enter into certain Stipulations. In addition to the general authorization given to each of Debtors and the Reorganized Debtors through this Order and the Plan, each of the Debtors (the Lodgian and Liquidating Debtors) and Reorganized Debtors are authorized to execute and take such actions as may be necessary or appropriate to effectuate and implement the various stipulations relating to the treatment of holders of Allowed Secured Claims under Class 1 of the Plan, including as set forth in the Exit Financing Agreements. Further, nothing in the Plan or this Order shall modify or affect (i) the terms of any stipulations entered into by and between the applicable Debtor(s) and their franchisors relating to the assumption of the applicable franchise agreements by the applicable Debtor(s), including (A) that certain stipulation and order, dated as of October 30, 2002, among each of the affiliates and subsidiaries of Lodgian, Inc. listed therein, on the one hand, and Holiday Hospitality Franchising, Inc., an affiliate of Six Continents Hotels, Inc., on the other hand, as approved by this Court, (B) that certain stipulation and order, dated as of August 8, 2002, among Servico Pensacola 7330, Inc., Dothan Hospitality, 3071, Inc., Sioux City Hospitality, LP, Fort Wayne Hospitality Associates II, L.P, Servico Columbia, Inc., NH Motel Enterprises, Inc., and Impac Hotels I, L.L.C., on the one hand, and Hilton Hotels Corporation, Promus Hotels, Inc., Doubletree Hotel Systems, Inc., and Hilton Inns, Inc., on the other hand, as approved by this Court, and (C) that certain stipulation, dated as of October 30, 2002, among each of the affiliates and subsidiaries of Lodgian, Inc. listed therein, on the one hand, and Marriott International, Inc., on the other hand, as approved by this Court, and (ii) that certain Order Pursuant to Sections 362 and 363(b) of the Bankruptcy Code and Rule 9019(a) of the Federal Rules of

Bankruptcy Procedure Approving a Settlement Agreement Between Certain of the Debtors and The Capital Company of America LLC, entered on October 31, 2002 (the "CCA Settlement Agreement"), including the obligations of the Reorganized Debtors under the CCA Settlement Agreement as approved by this Court, all of which such stipulations and orders shall remain valid and binding upon the parties thereto. In the event of any conflict between this Order and any of the foregoing stipulations, the terms of such stipulations shall control.

                  12. Authorization of Liquidating Debtors. Subject to the Liquidating Debtors entering into acceptable agreements with the applicable secured lenders (the "Liquidating Debtor Stipulations"), the Liquidating Debtors are hereby authorized to take all actions necessary and in furtherance of the liquidation and orderly wind-down of their Estates, including without limitation, the transfer of all or substantially all of the Liquidating Debtors' assets constituting the secured creditors' collateral to the applicable secured creditors (or their designees) or such other sale or transfer of the Liquidating Debtors' assets in furtherance of such liquidation and orderly wind-down, as and to the extent set forth in Liquidating Debtor Stipulations. Notwithstanding anything in this Order to the contrary, the Effective Date of the Plan for each Liquidating Debtor shall be subject to the applicable Liquidating Debtor entering into a Liquidating Debtor Stipulation. In the event of any conflict between this Order and Liquidating Debtor Stipulations, the terms of such stipulations shall control.

                  13. Lennar Debtors. Subject to the Debtors McKnight Motel, Inc., East Washington Associates, L.P, Servico Hotels I, Inc., Servico Hotels II, Inc., Servico Hotels III, Inc., Servico Fort Wayne, Inc., New Orleans Airport Hotel Associates, Inc., Servico Hotels IV, Inc., Moon Airport Motel, Inc., Washington Motel Enterprises, Inc., and Hilton Head Motel Enterprise, Inc. (the "Lennar Debtors") entering into acceptable agreements with the applicable secured lenders (the "Lennar Debtor Stipulations"), the Lennar Debtors are hereby authorized to take all actions necessary and in furtherance of the confirmation and consummation of the Plan as it relates to the Lennar Debtors. Notwithstanding anything in this Order to the contrary, the Effective Date of the Plan for each Lennar Debtor shall be subject to the applicable Lennar Debtor entering into a Lennar Debtor Stipulation. In the event of any conflict between this Order and Lennar Debtor Stipulations, the terms of such stipulations shall control.

                  14. Corporate Action. The Reorganized Debtors shall file Amended Organizational Documents, including, but not limited to, an Amended Certificate of Incorporation with the Office of the Secretary of State for the applicable State on the Effective Date. The Amended Certificate of Incorporation and the certificates of incorporation for each of the Reorganized Debtors that are corporations shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the board of directors of the Reorganized Debtors as of the Effective Date. The Liquidating Debtors may (but shall not be required to) file with the Office of the Secretary of State for the applicable State a certificate of dissolution.

                  15. Issuance of New Securities. Pursuant to Section 6.2 of the Plan, based upon the record of the Chapter 11 Cases, including the instruments included in the Plan Supplement (and any amendments thereto), the issuance of the Plan Securities by Reorganized Lodgian is hereby authorized without further act or action under applicable law, regulation, order, or rule.

                  16. Securities Laws Exemption. The offering, issuance, and distribution by Reorganized Lodgian of the Plan Securities is exempt from the provisions of section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for the offer, issuance, distribution, or sale of a security by reason of section 1145(a) of the Bankruptcy Code. The Plan Securities will be freely tradable by the recipients thereof subject only to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act of 1933, as amended, and compliance with any applicable rules and regulations of the Securities Exchange Commission.

                  17. DIP Financing Facility. Notwithstanding anything that may be contained herein to the contrary, on the Effective Date, the applicable Debtors shall pay or arrange for the payment of all allowed amounts outstanding under the DIP Financing Facility. Once such payments have been made, the DIP Financing Facility, except to the extent that any letters of credit remain outstanding thereunder as provided herein, shall be deemed terminated (subject in all respects to any carve-out approved by the Bankruptcy Court in the Final Order approving the DIP Financing Facility), and the DIP Lenders shall take all reasonable action to confirm the removal of any liens on the properties of the applicable Debtors securing the DIP Financing Facility. On the Effective Date, any outstanding letters of credit issued under the DIP Financing Facility shall be either replaced or cash collateralized under the Exit Financing Agreements. The DIP Financing Facility shall be continued through the Effective Date.

                  18.      Exit Financing Agreements.

                  (a) The Debtors, the Mezzanine Borrowers, Lodgian Hartford and Lodgian Memphis (together, the "Exit Financing Borrowers") are authorized to enter into new financing arrangements (the "Exit Financing Agreements") with the Exit Financing Agreements to be entered into on the Effective Date among the Exit Financing Lender, Reorganized Lodgian, and the Exit Financing Borrowers and, in the case of the principal agreements, substantially in the form set forth in the Plan Supplement (subject to such modifications that are consistent with the terms of the Plan as the Plan Proponents may approve). All Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances, operations and borrowings under the Exit Financing Agreements.

                  (b) On the Effective Date, all the liens and security interests to be created under the Exit Financing Agreements shall be deemed approved. In furtherance of the foregoing, the Reorganized Debtors and the other Persons granting such liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

                  19. Plan Supplement. The documents contained in the Plan Supplement and any amendments, modifications, and supplements thereto (to the extent consistent with the terms of the Plan as the Plan Proponents may approve), and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Reorganized Debtors, are authorized and approved, including, but not limited to, (i) the Amended Organizational Documents, (ii) the New Preferred Stock Certificate of Designation, (iii) the Warrant Agreements, (iv) the Registration Rights Agreement, (v) the New Equity Incentive Plan, (vi) the Exit Financing Agreements, (vii) the Class 1 Amended Notes, (viii) the Subclass 1-H Note and (ix) the Subclass 1-O Note. Without need for further order or authorization of the Bankruptcy Court, the Debtors (the Lodgian and Liquidating Debtors) and Reorganized Debtors are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan Supplement that do not materially modify the terms of such documents and are consistent with the Plan (subject to the approval of the Committee). The Debtors are authorized to implement the New Equity Incentive Plan without the necessity of shareholder approval required under any applicable law, including, without limitation, Sections 162(m) and 422(b)(1) of the Internal Revenue Code.

                  20. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.

                  21. Exemption From Certain Taxes. Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation or recording of any mortgage, deed of trust, lien, pledge, or other security interest in connection with the Exit Financing Agreements or otherwise; (c) the making or assignment of any lease or sublease, or the making, delivery or recording of any deed or other instrument of transfer; and (d) the revesting, transfer or sale of any real or personal property (including any direct or indirect equity interest in the Exit Financing Borrowers) of the Debtors, their Estates or the Reorganized Debtors, under, in furtherance of, or in connection with, the Plan, including, without limitation, the Exit Financing Agreements, the Liquidating Debtor Stipulations, agreements of consolidation, restructuring, disposition, liquidation, or dissolution, as well as any mortgages, pledges, financing statements, deeds, bills of sale, stock powers, and transfers of property, or any assignments executed in connection with any of the transactions contemplated under the Plan or the Exit Financing Agreements, will not be subject to any stamp tax, recording tax, personal property transfer tax, real estate transfer tax, sales or use tax, or other similar tax.

                  22. Distributions. Pursuant to Section 7.3 of the Plan, on the Effective Date or as soon thereafter as is practicable, the Disbursing Agent shall distribute to the applicable agent and/or recordholder for the individual holders of the applicable Allowed Claims and Equity Interests (i) the Cash allocable to Classes 1 and 2, and Class 5; and (ii) the New Preferred Stock and New Common Stock allocable to the Class 3 Lodgian Subclasses and Classes 4, 7 and 8. Solely for the purpose of calculating the amount of shares of New Preferred Stock and New Common Stock to be initially distributed to holders of Allowed Claims in any Class 3 Lodgian Subclass, all Disputed Claims in such Subclass will be treated as though such Claims will be Allowed Claims in the amounts asserted, or as estimated by the Bankruptcy Court, as applicable; provided, however, that nothing herein shall be construed to deem a Disputed Claim an Allowed Claim absent an agreement between the applicable Debtor and the applicable claimant, or by further order of this Court. On the Final Distribution Date, each holder of an Allowed Claim in any Class 3 Lodgian Subclass shall receive, if applicable to such Subclass, a Catch-up Distribution of New Preferred Stock and New Common Stock. After the Effective Date but prior to the Final Distribution Date, the applicable Reorganized Lodgian Debtor, in its sole discretion, may direct the Disbursing Agent to distribute shares of New Preferred Stock and New Common Stock to a holder of a Disputed Claim in a Class 3 Lodgian Subclass, which becomes an Allowed Claim after the Effective Date such that the holder of such Claim receives the same amount of shares of New Preferred Stock and New Common Stock that such holder would have received had its Claim been an Allowed Claim in such amount on the Effective Date.

                  23. Waiver of Subordination. The distributions under the Plan take into account the relative priority of the Claims in each Class in connection with any contractual subordination provisions relating thereto or, in the case of the distributions to be made on account of Allowed Claims of holders of Claims in Class 7, represent a reallocation of Plan Securities from the holders of Claims in Class 4. Accordingly, the distributions under the Plan to any holder of an Allowed Claim shall not be subject to levy, garnishment, attachment or other legal process by any holder of indebtedness senior by reason of claimed contractual subordination rights to the indebtedness of the holders of such Allowed Claim. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to distributions under the Plan to any holder of an Allowed Claim, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan; provided, however, that nothing herein shall affect the classification or treatment of Subordinated Claims in Class 11 of the Plan.

                  24. Final Fee Applications. Pursuant to Section 2.2 of the Plan, all entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date and (ii) the date upon which the order relating to any such Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Plan Proponents or, on and after the Effective Date, the Reorganized Debtors. Each Debtor is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.

                  25. Discharge of Claims and Termination of Equity Interests. Pursuant to Section 11.2 of the Plan, except as otherwise provided in the Plan or the Confirmation Order, the rights afforded in the Plan and the entitlement to receive payments and distributions to be made hereunder shall discharge all existing Claims, of any kind, nature or description whatsoever against each of the Debtors or any of their assets or properties. Except as provided in the Plan, on the Effective Date, all existing Claims against each of the Debtors and Equity Interests in the Debtors shall be, and shall be deemed to be, discharged or canceled and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Debtors and/or the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or equity interest.

                  26. Discharge of Debtors. Pursuant to Section 11.3 of the Plan, upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest of such holder shall be deemed to have forever waived, released and discharged each of the Debtors, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or canceled Equity Interest in each of the Debtors.

                  27.      Indenture Trustees' Fees and Expenses. Pursuant to
Section 2.5 of the Plan, Deutsche Bank Trust Company of America, the Indenture Trustee for the Senior Subordinated Notes, and Wilmington Trust Company, the Indenture Trustee for the CRESTS shall be granted, pursuant to section 503(b) of the Bankruptcy Code, an Administrative Claim for their reasonable fees and expenses in performing their duties as Indenture Trustees from the Commencement Date through the Effective Date to the extent that such fees and expenses are either (i) not in dispute by the Plan Proponents or (ii) in the event of any dispute, determined by a Final Order of the Bankruptcy Court.

                  28.      Survival of Corporate Indemnitees. Pursuant to
Section 9.5 of the Plan, any obligations of any of the Debtors pursuant to the applicable Debtor's corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify any Releasee, with respect to all present and future actions, suits and proceedings against such Debtor or such Releasee, based upon any act or omission for or on behalf of such Debtor, shall not be discharged or impaired by confirmation of the Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the applicable Debtor pursuant to the Plan, and shall continue as obligations of the applicable Reorganized Debtor.

                  29. Releases, Exculpations, and Injunctions. The release, exculpation, and injunction provisions contained in the Plan are fair and equitable, are given for valuable consideration, and are in the best interests of the Debtors and their chapter 11 estates, and such provisions shall be effective and binding upon all persons and entities.

                  30. Termination of Injunctions and Automatic Stay. Pursuant to Section 11.5 of the Plan, unless otherwise provided in the Plan, all injunctions or stays arising under section 105 or 362 of the Bankruptcy Code, any order entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

                  31. Disallowance of Adequate Protection Claims. As of the Effective Date, all Adequate Protection Claims (as hereinafter defined) shall be deemed to be disallowed. As used herein, "Adequate Protection Claims" shall mean any and all claims for (a) adequate protection arising under ss.ss. 361, 362, 363 or 364 of the Bankruptcy Code, or (b) any diminution in the value of a creditor's interest in property of the Debtor's estates, from the Petition Date through and including the Effective Date, whether such claim arises by stipulation, agreement, statute, court order or otherwise.

                  32. Termination of Adequate Protection Liens. As of the Effective Date, all liens, charges or other encumbrances on property of the Debtors' estates securing the payment of any Adequate Protection Claim shall be deemed to be discharged and released, without the need for the filing of any releases or termination statements or similar documents or taking any further action whatsoever.

                  33. Cancellation of Existing Securities and Agreements. Except as otherwise expressly provided for in the Plan and pursuant to Section
6.8 of the Plan, except for purposes of evidencing a right to distributions under the Plan or otherwise provided hereunder, on the Effective Date, all the agreements and other documents evidencing (i) any Claims or rights of any holder of a Claim against the applicable Debtor, including all indentures and notes evidencing such Claims and (ii) any options or warrants to purchase Equity Interests, obligating the applicable Debtor to issue, transfer or sell Equity Interests or any other capital stock of the applicable Debtor, shall be canceled.

                  34. Chilmark Fees. The Lodgian Debtors are authorized to pay Chilmark Partners LP ("Chilmark") a restructuring fee in the amount of $4.3 million less fifty percent of Chilmark's total monthly fees earned in these Chapter 11 Cases in full satisfaction of the services it has provided to the Debtors in connection with these Chapter 11 Cases. The Court shall retain jurisdiction to resolve any dispute between the Debtors, the Committee and Chilmark regarding the calculation of such restructuring fee.

                  35. Evercore Fees. The Lodgian Debtors are authorized to pay Evercore Partners LP ("Evercore") a restructuring fee in the amount of $1,000,000, less 50% of the aggregate amount of monthly fees received by Evercore, but in no event less than $300,000 in full satisfaction of the services it has rendered to the Committee in connection with these Chapter 11 Cases. The Court shall retain jurisdiction to resolve any dispute between the Debtors, the Committee and Evercore regarding the calculation of such restructuring fee.

                  36. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, then (i) the Plan, (ii) assumption or rejection of executory contracts or unexpired leases pursuant to the Plan,
(iii) any document or agreement executed pursuant to the Plan, and (iv) any actions, releases, waivers, or injunctions authorized by this Confirmation Order or any order in aid of consummation of the Plan shall be deemed null and void. In such event, nothing contained in this Confirmation Order, any order in aid of consummation of the Plan, or the Plan, and no acts taken in preparation for consummation of the Plan, (a) shall be deemed to constitute a waiver or release of any Claims or Equity Interests by or against the Debtors or any other persons or entities, to prejudice in any manner the rights of the Debtors or any person or entity in any further proceedings involving the Debtors or otherwise, or to constitute an admission of any sort by the Debtors or any other persons or entities as to any issue, or (b) shall be construed as a finding of fact or conclusion of law in respect thereof.

                  37. Notice of Entry of Confirmation Order. On or before the tenth (10th) Business Day following the date of entry of this Confirmation Order, the Debtors shall electronically file with the Court and serve notice of entry of this Confirmation Order on the parties identified in the Master Service List as defined in this Court's Order Establishing Notice

Procedures, dated December 21, 2001 by causing notice of entry of the Confirmation Order (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid. The notice described herein is adequate under the particular circumstances and no other or further notice is necessary. The Debtors also shall cause the Notice of Confirmation to be published as promptly as practicable after the entry of this Confirmation Order once in each of The New York Times (National Edition), The Wall Street Journal (National Edition), and USA Today.

                  38. Notice of Effective Date. Within five (5) Business Days following the occurrence of the Effective Date, the Reorganized Debtors shall file notice of the occurrence of the Effective Date and shall serve a copy of same on the parties identified in the Master Service List as defined in this Court's Order Establishing Notice Procedures, dated December 21, 2001.

                  39. Authorization to File Conformed Plan. The Debtors are authorized to file a conformed Plan, dated on the date hereof, which incorporates the amendments to the Plan within thirty (30) days of the entry at this Confirmation Order.

                  40. Binding Effect. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan, the Plan Supplement, and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

                  41. Severability. Each term and provision of the Plan, as it may have been altered or interpreted by the Bankruptcy Court in accordance with Section 13.11 of the Plan, is valid and enforceable pursuant to its terms.

                  42. Conflicts Between Order and Plan. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of this Bankruptcy Court.

Dated:   November __, 2002
         New York, New York


                                             ----------------------------------
                                             UNITED STATES BANKRUPTCY JUDGE

                                   EXHIBIT A

                                  AMENDED PLAN

                                   EXHIBIT B

                                PROMISSORY NOTE

$______________                                                __________, 2002

FOR VALUE RECEIVED, ___________________ ("Payor"), promises to pay to the order of _________________ or its assigns ("Payee"), in lawful money of the United States of America, ___________________ DOLLARS ($_______) (the "Loan") on
_________ (the "Maturity Date") at such place as Payee may from time to time designate in writing.

         1. Payment of Principal and Interest. Dated: Payor shall make monthly payments of the principal outstanding under this Promissory Note (this "Note") in an amount, for each such principal payment, equal to 1/180th of the original principal amount hereof. Interest on the unpaid principal outstanding on this Note shall accrue at a rate equal to the Federal Judgement Rate as in effect on the Confirmation Date and shall be payable in arrears. Payments of principal and interest hereunder shall be payable on the first day of each month following the date hereof and continuing on the first day of each succeeding month thereafter, to and including the first day of the month immediately preceding the Maturity Date. The entire balance of principal and interest then unpaid shall be due and payable on the Maturity Date. All computations of interest shall be on the basis of a 360-day year composed of twelve 30-day months, provided that interest for any partial month shall be payable for the actual number of days elapsed in the period during which it accrues. Payor may at any time prepay the principal balance of this Note in whole or in part.

         2. Waiver of Notice. The makers, endorsers, guarantors and sureties of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of the makers or any other person or persons.

         3. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, Payor has executed this Promissory Note as of the date first written above.


                                    [NAME OF PAYOR]

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:

                                  Schedule A-1

Mezzanine Entity

Impac Hotel Group Mezzanine, LLC, a Delaware limited liability company

Transferred Interests

100% of Dedham Beverage Management, Inc.
99% of Dedham Lodging Associates I, L.P.
100% of Impac SPE #3, Inc.

                                  Schedule A-2

Mezzanine Entity

Servico Operations Mezzanine, LLC, a Delaware limited liability company

Transferred Interests

100% of Island Motel Enterprises, Inc.
100% of Lodgian AMI, Inc.
100% of Penmoco, Inc.
100% of Servico Lansing, Inc.
100% of Servico Columbia II, Inc.

                                  Schedule A-3

Mezzanine Entity

Lodgian Financing Mezzanine, LLC, a Delaware limited liability company

Transferred Interests

100% of AMIOP Acquisition Corporation
99% of AMI Operating Partners, L.P.
100% of Impac SPE #1, Inc.
99% of Impac Hotels I, L.L.C.
100% of Albany Hotels Inc.
100% of Apico Hills, Inc.
100% of Apico Inns of Green Tree, Inc.
100% of Brunswick Motel Enterprises, Inc.
100% of Dothan Hospitality 3053, Inc.
100% of Dothan Hospitality 3071, Inc.
100% of Gadsden Hospitality, Inc.
100% of Minneapolis Motel Enterprises, Inc.
100% of NH Motel Enterprises, Inc.
100% of Servico Cedar Rapids, Inc.
100% of Servico Columbia, Inc.
100% of Servico Grand Island, Inc.
100% of Servico Jamestown, Inc.
100% of Servico Maryland, Inc.
100% of Servico Metairie, Inc.
100% of Servico New York, Inc.
100% of Servico Niagra Falls, Inc.
100% of Servico Northwoods, Inc.
100% of Servico Pensacola 7200, Inc.
100% of Servico Pensacola 7330, Inc.
100% of Servico Pensacola, Inc.
100% of Servico Rolling Meadows, Inc.
100% of Servico Windsor, Inc.
100% of Servico Winter Haven, Inc.
100% of Lodgian Richmond SPE, Inc.
99% of Little Rock Lodging Associates, LP
100% of Servico Market Center, Inc.
100% of Servico Austin, Inc.
100% of Sheffield Motel Enterprises, Inc.
100% of Servico Houston, Inc.
100% of Palm Beach Motel Enterprises, Inc.


                                       3